UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

New York	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As disclosed in a Current Report on Form 8-K filed by Helios & Matheson North America Inc. (the “Company”) on August 18, 2009, on August 12, 2009 the Company received a letter from The NASDAQ Stock Market (“NASDAQ”) regarding its non-compliance with The NASDAQ Capital Market’s continued listing standards. The Company received communication from NASDAQ that its stockholders’ equity of $2,475,060 as of June 30, 2009 fell short of the minimum stockholders’ equity of $2,500,000 as set forth in NASDAQ Listing Rule 5550(b)(1). Additionally, NASDAQ informed the Company that it did not meet the alternatives of market value of listed securities or net income from continuing operations. Pursuant to the Listing Rules, NASDAQ communicated to the Company that it had 15 calendar days from August 12, 2009 to submit a plan to regain compliance with The NASDAQ Capital Market’s listing standards if the Company wanted to continue its NASDAQ listing. The Company submitted a compliance plan and on September 24, 2009 the Company received a letter from NASDAQ extending to November 25, 2009 the time to regain compliance with Rule 5550(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2009

HELIOS & MATHESON NORTH AMERICA INC.

By: /s/ Salvatore M. Quadrino
Salvatore M. Quadrino, Interim Chief Executive Officer
and Chief Financial Officer